Exhibit 8.1

[HAYNSWORTH SINKLER BOYD, P.A. LETTERHEAD]

November 6, 2007

First National Bancshares, Inc.
215 North Pine Street
Spartanburg, South Carolina 29302

Carolina National Corporation
1350 Main Street
Columbia, South Carolina 29201

  Re:
  First National Bancshares, Inc.
  Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel for Carolina National Corporation, a South Carolina corporation ("Carolina National"), in connection with the proposed merger (the "Merger") of Carolina National with and into First National Bancshares, Inc., a South Carolina corporation ("First National"), pursuant to an Agreement and Plan of Merger dated as of August 26, 2007 (the "Agreement") by and among First National and Carolina National, as described in the Registration Statement on Form S-4 in the form filed by First National with the Securities and Exchange Commission , Registration Number 333-146555 (the "Registration Statement").

        In that connection, you have requested our opinion regarding the material federal income tax consequences of the Merger. In providing our opinion, we have examined the Agreement, the Registration Statement, and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Agreement and (ii) the representations made to us by Carolina National and First National in their respective letters to us dated October 31, 2007, and delivered to us for purposes of this opinion are accurate and complete.

        Based upon the foregoing, in our opinion, for Federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), Carolina National and First National will each be a party to such reorganization within the meaning of Section 368(b) of the Code, and except to the extent of any cash received in lieu of a fractional share interest in First National common stock, the shareholders of Carolina National will not recognize any gain or loss by exchanging their shares of Carolina National common stock for shares of First National common stock pursuant to the Merger.

        The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the statements contained in the letters from Carolina National and First National referred to above, which we have assumed will be true as of the effective time of the Merger. Our opinions cannot be relied upon if any of the facts pertinent to the federal income tax treatment of the Merger stated in such documents or in such additional information is, or later becomes, inaccurate, or if any of the statements contained in the letters from Carolina National or First National referred to above are, or later become, inaccurate. Finally, our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions.

        This opinion is being delivered to you solely for the purpose of being included as an exhibit to the Registration Statement; it may not be relied upon or utilized for any other purpose (including without limitation satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. Notwithstanding the previous sentence, we hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "THE MERGER — Federal Income Tax Consequences".

Very truly yours,
/s/ HAYNSWORTH SINKLER BOYD, P.A. Haynsworth Sinkler Boyd, P.A.